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                                                                    EXHIBIT 99.1

             BROADVIEW MEDIA, INC. ANNOUNCES NEW CHAIRMAN & CEO AND
                              THIRD QUARTER RESULTS

Press Release
CONTACT: Red White, Chief Operating Officer of Broadview Media, Inc. Minneapolis, MN
Email: redw@broadviewmedia.com                                      952-835-4455

January 29, 2004

Broadview Media, Inc. (OTC Bulletin Board BDVM) today announced the election of Terry Myhre as Chairman and CEO. Mr. Myhre owns 33% of the Company's outstanding shares and has been a member of the Board of Directors since March 2003. Mr. Myhre also owns the Minnesota School of Business and majority interests in Globe College and Utah Career College. As announced in a previous new release, the Company has signed a letter of intent to acquire the Utah Career College. Mr. Myhre succeeds Dean Bachelor, who resigned as Chairman and CEO. Mr. Bachelor will remain as a member of the Board of Directors. Mr. Bachelor added, "The planned acquisition of the Utah Career College provides a way for Broadview Media to expand its current educational offerings and become part of the exciting post secondary education industry. Mr. Myhre brings a wealth of experience and proven expertise in this industry that will positively impact Broadview Media."

The Company also announced third quarter results for the three and nine months ended December 31, 2003. Revenues for the third quarter were $1,142,829 compared to $1,643,182 for the same period a year ago. The Company reported a net loss of $46,234 in the third quarter compared with a profit of $57,375 in last year's third quarter. For the year to date nine month period ended December 31, 2003, the Company reports revenues of $2,942,888 and net loss of $507,340. This compares to revenues of $4,477,824 and a net loss of $111,923 in the previous year.

Broadview currently produces three series for Home and Garden Television, as well as broadcast and non-broadcast television commercials for several companies.

Red White COO added, "We continue to develop and promote new Entertainment concepts, including renewals of our existing series. Additionally, we are developing programs with the Minnesota School of Business, which will allow Broadview to pursue strategic objectives in the education and media production arena. We also continue to produce and market products in both our Education and our Corporate Communication divisions."

Broadview Media is a full-service media production company that creates and produces television programs; develops educational technology programs; and provides media-based business communications solutions. The Company operates its own production facilities in Chicago and Minneapolis. The Company's trading symbol is BDVM. Visit us at: www.BroadviewMedia.com.

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
                                                Three Months Ended                Nine Months Ended
                                                   December 31,                      December 31,
                                           -----------------------------     -----------------------------
                                               2003             2002            2003              2002
                                           ------------     ------------     ------------     ------------
REVENUES                                   $  1,142,829     $  1,643,182     $  2,942,888     $  4,477,824
Cost of Products and Services Sold              925,068        1,163,762        2,445,678        3,287,753
                                           ------------     ------------     ------------     ------------
GROSS PROFIT                                    217,761          479,420          497,210        1,190,071
Selling, General and Administrative
Expenses                                        262,987          415,793          986,933        1,272,203
                                           ------------     ------------     ------------     ------------
OPERATING INCOME (LOSS)                         (45,226)          63,627         (489,723)         (82,132)
                                           ------------     ------------     ------------     ------------
OTHER INCOME (EXPENSE), NET                      (1,008)          (6,252)         (17,617)         (29,791)
                                           ------------     ------------     ------------     ------------
NET INCOME (LOSS)                          $    (46,234)    $     57,375     $   (507,340)    $   (111,923)
                                           ------------     ------------     ------------     ------------
BASIC & DILUTED INCOME (LOSS) PER SHARE    $       (.02)    $        .04     $       (.23)    $       (.08)
                                           ------------     ------------     ------------     ------------